                                                             FILE NO. 333-21237
                                                    THIS DOCUMENT IS BEING FILED
                                                      PURSUANT TO RULE 424(b)(3)

PROSPECTUS

                                 AON CAPITAL A

  OFFER TO EXCHANGE ITS 8.205% CAPITAL SECURITIES WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING 8.205%
                              CAPITAL SECURITIES

  (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY) FULLY AND UNCONDITIONALLY
              GUARANTEED, AS DESCRIBED HEREIN, BY AON CORPORATION

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 5, 1997, UNLESS EXTENDED.

  Aon Capital A, a trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $800,000,000 aggregate Liquidation Amount of its 8.205% Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined under "Available Information") of which this Prospectus constitutes a part, for a like aggregate Liquidation Amount of its outstanding 8.205% Capital Securities (the "Old Capital Securities"), of which $800,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Aon Corporation, a Delaware corporation (the "Company" or "Aon"), will exchange its guarantee of the payment of Distributions and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and all of its 8.205% Junior Subordinated Deferrable Interest Debentures (the "Old Junior Subordinated Debentures"), of which $824,000,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.205% Junior Subordinated Deferrable Interest Debentures (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

  The forms and terms of the New Securities are identical in all material respects to the respective forms and terms of the Old Securities, except that
(i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange, and the New Guarantee and New Junior Subordinated Debentures will be exchanged, in order to satisfy certain obligations of the Company and the Trust under three Registration Rights Agreements, each dated as of January 13, 1997 (collectively, the "Registration Rights Agreement"), among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities that remain outstanding and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Amended and Restated Trust Agreement of the Trust. In the event the Exchange Offer is consummated,
(i) the New Guarantee will apply to any Old Capital Securities that remain outstanding and to any New Capital Securities issued in the Exchange Offer,
(ii) the Old Junior Subordinated Debentures will be retired and canceled and
(iii) the New Junior Subordinated Debentures will be issued to The Bank of New York, as Property Trustee under the Trust.
                                                       (continued on next page)

                               ----------------

  SEE "RISK FACTORS" COMMENCING ON PAGE 18 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
     TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

              The date of this Prospectus is March 28, 1997.

  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on May 5, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and the Trust in their reasonable discretion and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered for exchange in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 Liquidation Amount (1 Old Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Trust, including expenses related to the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will accumulate Distributions from the most recent Distribution Date (as defined in "Description of Securities--Description of Capital Securities-- Distributions") on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from January 1, 1997. As a result, holders of Old Capital Securities that are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the most recent Distribution Date on such Old Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from and after January 1, 1997, and such holders will be deemed to have waived the right to receive any Distributions on such Old Capital Securities.

  Neither the Company nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From the Sale of Old Capital Securities" and "Plan of Distribution."

  As the context may require, unless expressly stated otherwise, (i) "Capital Securities" means the Old Capital Securities and, in the event the Exchange Offer is consummated, the New Capital Securities, (ii) "Junior Subordinated Debentures" means the Old Junior Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Junior Subordinated Debentures, (iii) "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee and (iv) "Securities" means the Old Securities and, in the event the Exchange Offer is consummated, the New Securities. In addition, as used herein, (i) the "Indenture" means the Junior Subordinated Indenture dated as of January 13, 1997, as amended and supplemented from time to time, between the Company and The Bank of New York, as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement dated as of January 13, 1997 relating to the Trust among the Company, as Depositor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (the "Administrative Trustees" and, collectively with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of the Capital Securities, (iii) the "Guarantee Agreement" means the Capital Securities Guarantee Agreement dated as of January 13, 1997 (the "Old Guarantee Agreement") between the Company and The Bank of New York, as trustee (the "Guarantee Trustee"), and, in the event the Exchange Offer is consummated, the Capital Securities Guarantee Agreement to be entered into between the Company and the Guarantee Trustee (the "New Guarantee Agreement") relating to the Old Guarantee and the New Guarantee, respectively, and (iv) the "Expense Agreement" means the Agreement as to Expenses and Liabilities dated as of January 13, 1997 between the Company and the Trust.

  The Capital Securities represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee. The Trust exists for the purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Junior Subordinated Debentures mature on January 1, 2027

(the "Stated Maturity"). The Capital Securities have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Securities--Description of Capital Securities--Subordination of Common Securities."

  Holders of Capital Securities are entitled to receive preferential cumulative cash distributions and the holder of the Common Securities is entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures accumulating from January 1, 1997 and payable semi-annually in arrears on the 1st day of January and July of each year, commencing July 1, 1997, at the annual rate of 8.205% of the Liquidation Amount of $1,000 per Capital Security and at the annual rate of 8.205% of the Liquidation Amount of $1,000 per Common Security ("Distributions"). The Company has the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity or any earlier prepayment date. At any time following the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities and on the Common Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Company that rank on a parity with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.205% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Securities-- Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Company has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Trust's obligations under the Old Capital Securities and the New Capital Securities. The combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the Old Capital Securities and the New Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement--Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of Securities--Description of Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In the event of a Debenture Event of Default (as defined in "Description of Securities--Description of Junior Subordinated Debentures-- Debenture Events of Default") under the Indenture, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Securities--Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Capital Securities." The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are unsecured and are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Securities--Description of Junior Subordinated Debentures--Subordination") of the Company. Senior Indebtedness of the Company includes existing and future senior debt, senior subordinated debt and subordinated debt of the Company. As of December 31, 1996, there was approximately $735 million of Senior Indebtedness of the Company outstanding.

  The Capital Securities are subject to mandatory redemption in whole but not in part (i) at the Stated Maturity upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price") and (ii) contemporaneously with the optional prepayment by the Company of the Junior Subordinated

Debentures upon the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined in "Risk Factors--Tax Event or Investment Company Event Redemption") at a redemption price equal to the Event Prepayment Price (as defined below) (the "Event Redemption Price"). The Maturity Redemption Price and the Event Redemption Price may be referred to herein as the "Redemption Price." See "Description of Securities--Description of Capital Securities--Redemption." The Junior Subordinated Debentures are prepayable prior to the Stated Maturity at the option of the Company at any time, in whole but not in part, upon the occurrence and continuation of a Tax Event or an Investment Company Event at the Event Prepayment Price equal to the greater of (a) 100% of the principal amount thereof or (b) as determined by the Quotation Agent (as defined in "Description of Securities--Description of Junior Subordinated Debentures--Tax Event or Investment Company Event Prepayment"), the sum of the present value of 100% of the principal amount that would be payable on January 1, 2027, together with the present values of scheduled payments of interest from the prepayment date to January 1, 2027, in each case, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in "Description of Securities--Description of Junior Subordinated Debentures--Tax Event or Investment Company Event Prepayment"), plus, in each case, accrued interest thereon to but excluding the date of prepayment. The Event Prepayment Price may also be referred to herein as the "Prepayment Price." See "Description of Securities--Description of Junior Subordinated Debentures" and "--Tax Event or Investment Company Event Prepayment."

  The Company has the right to terminate the Trust at any time and, after satisfaction of liabilities to creditors of the Trust as required by applicable laws, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of Securities--Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

  The Trust is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the conditions described herein, the Company and the Trust believe that a holder of Old Capital Securities (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (b) a person participating in the distribution of the Old Capital Securities or (c) a person who is an "affiliate" of the Company or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-affiliated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Capital Securities without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Capital Securities. Subject to the conditions described herein, the Company and the Trust also believe that a broker-dealer may participate in the Exchange Offer with respect to Old Capital Securities acquired for its own account as a result of market-making activities or other trading activities, provided that in connection with any resales of New Capital Securities received in exchange for such Old Capital Securities, such broker-dealer delivers a prospectus meeting the requirements of the Securities Act, which may be this Prospectus. See "Exchange Offer--Resales of New Capital Securities" and "Plan of Distribution."

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., the initial purchasers of the Old Capital Securities (the "Initial Purchasers"), have advised the Company and the Trust that they currently intend to make a market in the New Capital Securities, the Initial Purchasers are not obligated to do so, and any market-making activity with respect to the New Capital Securities may be interrupted or discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New capital Securities or as to the liquidity of or the trading market for the New Capital Securities. The Company and the Trust will not apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of any Old Capital Securities that remain outstanding will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

                               ----------------

  FOR NORTH CAROLINA INVESTORS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA (THE "NORTH CAROLINA INSURANCE COMMISSIONER") NOR HAS THE NORTH CAROLINA INSURANCE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                               ----------------

  THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 NEW CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF NEW CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NEW CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH NEW CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NEW CAPITAL SECURITIES.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information can be inspected at the offices of the New York Stock Exchange on which certain of the Company's securities are listed.

  No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "Aon Capital A" and "Description of Securities." In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

  In connection therewith, the Company represents the following:

    (i) the Capital Securities will be presented on the consolidated balance sheets of the Company as a separate line item entitled "Company-obligated Mandatorily Redeemable Preferred Capital Securities of Subsidiary Trust holding solely the Company's Securities";

    (ii) a footnote to the consolidated financial statements of the Company will disclose that the sole asset of the Trust is $824,000,000 aggregate principal amount of the Company's 8.205% Junior Subordinated Deferrable Interest Debentures due January 1, 2027; and

    (iii) it will include in an audited footnote to the consolidated financial statements of the Company disclosure that (x) the Trust is wholly owned; (y) the sole asset of the Trust is $824,000,000 aggregate principal amount of the Company's 8.205% Junior Subordinated Deferrable Interest Debentures due January 1, 2027; and (z) the back-up guarantees, in the aggregate, provide a full and unconditional guarantee of the Trust's obligations under the Capital Securities.

  This Prospectus constitutes a part of a registration statement on Form S-4, as amended (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company hereby incorporates by reference in this Prospectus the following reports filed with the Commission pursuant to Section 13 of the Exchange Act:

    (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

    (b) the Company's Current Report on Form 8-K dated January 15, 1997.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM AON CORPORATION, 123 NORTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, TELEPHONE:
(312) 701-3000, ATTENTION: TREASURER. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL 28, 1997.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated by reference herein.

                                 AON CAPITAL A

  The Trust is a statutory business trust, created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State, which is governed by the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Common Securities and Old Capital Securities to acquire the Old Junior Subordinated Debentures, (iii) exchanging the Old Junior Subordinated Debentures for New Junior Subordinated Debentures in the Exchange Offer pursuant to the Indenture and (iv) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of Capital Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of the Trust. All of the Common Securities are owned by the Company.

  The principal executive office of the Trust is c/o Aon Corporation, 123 N. Wacker Drive, Chicago, Illinois 60606-1700, and its telephone number is (312) 701-3000.

                                AON CORPORATION

  Aon Corporation (the "Company") is an insurance services holding company that comprises a family of insurance brokerage, consulting and consumer insurance companies. Through its insurance brokerage operations, the Company offers commercial insurance brokerage, alternative risk solutions, risk management, employee benefit and human resources consulting and managing general underwriting services. In addition, the Company's insurance underwriting businesses provide a variety of insurance products, including accident and health coverage, traditional life insurance, extended warranties and credit insurance. The Company's revenues were $3.5 billion in 1995 and $3.9 billion in 1996. Based on 1995 insurance brokerage and consulting revenues and without giving effect to the acquisition of Alexander & Alexander Services Inc. ("A&A"), management believes that the Company is the second largest insurance brokerage company in the world.

  The principal executive offices of the Company are located at 123 N. Wacker Drive, Chicago, Illinois 60606-1700, and its telephone number is (312) 701-3000.

                      ACQUISITION OF ALEXANDER & ALEXANDER

  On January 15, 1997, Subsidiary Corporation, Inc. ("Purchaser"), a wholly owned subsidiary of the Company, consummated its cash tender offer (the "Offer") for all the outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), and associated preferred stock purchase rights (collectively, the "Shares"), of A&A at a price of $17.50 net cash per Share. Pursuant to the Offer, Purchaser acquired approximately 44,293,552 Shares, or 97% of the outstanding Shares. All Shares validly tendered and not withdrawn before expiration of the Offer at 12:00 midnight, New York City time, on January 14, 1997, were accepted for payment, including approximately 1,846,882 Shares tendered pursuant to guaranteed delivery procedures. The Offer was made pursuant to the Agreement and Plan of Merger, dated December 11, 1996, as amended (the "Merger Agreement"), among the Company, Purchaser and A&A. On February 20, 1997, the stockholders of A&A approved the merger of Purchaser into A&A (the "Merger"), and the Merger was effected promptly thereafter. Pursuant to the Merger, all remaining Shares (other than stock of A&A owned by A&A, the Company or any of their respective subsidiaries) were converted into the right to receive $17.50 cash per Share.

  On December 11, 1996, the Company and American International Group, Inc. ("AIG") entered into the Stock Purchase and Sale Agreement ("Stock Purchase and Sale Agreement"). Pursuant to the Stock Purchase and Sale Agreement, the Company agreed to buy and AIG agreed to sell for $317.5 million, plus accrued dividends, all outstanding shares of 8% Series B Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), of A&A. On January 17, 1997, the Company purchased all 4,846,232 shares of Series B Preferred Stock. Each share of Series B Preferred Stock is currently convertible into approximately 2.94 shares of Class D Common Stock of A&A, which Class D Common Stock is exchangeable for Common Stock on a share-for-share basis.

  Purchaser's payment of approximately $775 million for the aggregate purchase price of the Shares purchased by Purchaser in the Offer was funded with capital contributions to Purchaser by the Company. The Company derived the funds necessary for such capital contribution and the funds necessary to purchase the Series B Preferred Stock from cash on hand, the proceeds from the sale of commercial paper and fixed maturities and the proceeds of the sale of the Old Capital Securities. See "Pro Forma Consolidated Financial Information."

  A&A is an insurance holding company which, through its subsidiaries, provides professional risk management consulting, insurance brokerage and human resource management consulting on a global basis. A&A's revenues were $1.3 billion in 1995 and $1.0 billion for the nine-month period ended September 30, 1996. Based on 1995 revenues, management of the Company believes that A&A is the fourth largest brokerage company in the world. Since 1994, A&A has engaged in a significant restructuring of its operations and, for the nine months ended September 30, 1996, A&A reported net income of $47.7 million, a 41.7% decrease from its net income of $81.9 million for the same period in the previous year.

                               THE EXCHANGE OFFER

The Exchange Offer..........
                              Up to $800,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any in-tegral multiple of $1,000 Liquidation Amount (1 Old Capital Security) in excess thereof. The Com-pany and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer--Procedures for Tendering Old Cap-ital Securities."

Expiration Date.............
                              5:00 p.m., New York City time, on May 5, 1997 (such time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Ex-piration Date; Extensions; Amendments."

Conditions to the Exchange
 Offer......................  The Exchange Offer is subject to certain condi-
                              tions which may be waived by the Company and the Trust in their reasonable discretion and to the terms and conditions of the Registration Rights Agreement. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capi-tal Securities being tendered for exchange. See "The Exchange Offer--Conditions to the Exchange Offer."

                              The Company and the Trust expressly reserve the right, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for ex-change) if the Company or the Trust determines, in its reasonable discretion, that any of the conditions referred to under "The Exchange Of-fer--Conditions to the Exchange Offer" have oc-curred or exist or have not been satisfied, (iii) to extend the Expiration Date and retain all Old Capital Securities tendered pursuant to the Ex-change Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Procedures for Tendering
 Old Capital Securities.....
                              Brokers, dealers, commercial banks, trust compa-nies and other nominees who hold Old Capital Se-curities through The Depository Trust Company ("DTC") may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP"). Holders of such Old Capital Se-curities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities. In order for Old Capital Securities to be tendered by a means other than by book-entry transfer, a Letter of Transmittal must be completed and signed in accordance with the instructions con-tained therein. The Letter of Transmittal and any other documents required by the Letter of Trans-mittal must be delivered to The Bank of New York (the "Exchange Agent") by mail, facsimile, hand delivery or overnight carrier and either such Old Capital Securities must be delivered to the Ex-change Agent or specified procedures for guaran-teed delivery must be complied with. See "The Ex-change Offer--Procedures for Tendering Old Capital Securities."

                              Letters of Transmittal, certificates for Old Cap-ital Securities and any other documents required by the Letter of Transmittal should not be deliv-ered to the Company or the Trust. Such documents should only be delivered to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Ex-change Agent. See "The Exchange Offer--Exchange Agent."

Withdrawal Rights...........  Tenders of Old Capital Securities may be with-
                              drawn at any time on or prior to the Expiration Date by delivering a written notice of such with-drawal to the Exchange Agent in conformity with certain procedures set forth below under "The Ex-change Offer--Withdrawal Rights."

Resales of New Capital
 Securities.................
                              Based on certain interpretations by the staff of the Division of Corporation Finance of the Com-mission, and subject to the conditions described herein, the Company and the Trust believe that a holder of Old Capital Securities (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (b) a person participating in the distribu-tion of the Old Capital Securities or (c) a per-son who is an "affiliate" of the Company or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-af-filiated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Cap-ital Securities without further compliance with the registration and prospectus delivery require-ments of the Securities Act, provided that such New Capital Securities are acquired in the ordi-nary course of such holder's business and that such holder is not participating, and has no ar-rangement or understanding with any person to participate, in a distribution (within the mean-ing of the Securities Act) of such New Capital Securities. Any holder of Old Capital Securities who uses the Exchange Offer to participate in a distribution of the New Capital Securities to be acquired in the Exchange Offer, any broker-dealer who receives New Capital Securities in exchange for Old Capital Securities that were purchased directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, any person participating in the distribution of the Old Capital Securities who receives New Capital Securities in the Ex-change Offer and any "affiliate" of the Company or the Trust who receives New Capital Securities in the Exchange Offer (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance set forth in the above-described interpretive letters and (b) must comply with the registration and prospectus de-livery requirements of the Securities Act in con-nection with any sale or other transfer of such New Capital Securities, unless such sale is made pursuant to an exemption from such requirements. Any such resale transaction must be made by de-livery of a prospectus containing the selling securityholder information required by the rules of the Commission under the Securities Act. See "The Exchange Offer--Resales of the New Capital Securities."

                              Each holder (including any broker-dealer) of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital

                              Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being ac-quired in the ordinary course of its business,
                              (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Se-curities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing rep-resentations.

                              A broker-dealer who holds Old Capital Securities for its own account as a result of market-making activities or other trading activities and who receives New Capital Securities in exchange for such Old Capital Securities pursuant to the Ex-change Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. Based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that a broker-dealer may participate in the Exchange Offer with respect to Old Capital Securities acquired for its own account as a result of market-making ac-tivities or other trading activities (a "Partici-pating Broker-Dealer"), provided that in connec-tion with any resales of New Capital Securities received in exchange for such Old Capital Securi-ties, such broker-dealer delivers a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an ex-change offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. According-ly, the Company and the Trust will require each broker-dealer who tenders, pursuant to the Ex-change Offer, Old Capital Securities that were acquired for its own account as the result of market-making activities or other trading activi-ties to acknowledge that it will deliver a pro-spectus meeting the requirements of the Securi-ties Act in connection with any resale of New Capital Securities received in exchange for such Old Capital Securities pursuant to the Exchange Offer. The Letter of Transmittal contains the foregoing acknowledgement. A Participating Bro-ker-Dealer may fulfill its prospectus delivery requirement in connection with resales of New Capital Securities received in exchange for Old Capital Securities that were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities with this Prospectus, as it may be amended or supplemented from time to time, during the 90-day period referred to below. Sub-ject to certain provisions set forth in the Reg-istration Rights Agreement and to the limitations described under "The Exchange Offer--Resale of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connec-tion with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Partici-pating Broker-Dealer. See "Plan of Distribution" and "The Exchange Offer--Resales of New Capital Securities."

                              In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or de-livery of an Agent's Message (as defined under "The Exchange Offer--Acceptance for Exchange and Issuance of New Capital Securities") in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by refer-ence in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Par-ticipating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as appli-cable) pursuant to this Prospectus until the Com-pany or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Se-curities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. See "The Exchange Offer--Resales of New Capital Securities."

Exchange Agent..............  The Exchange Agent is The Bank of New York. The
                              addresses and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.............
                              Neither the Company nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds From the Sale of Old Capital Se-curities."

Certain United States
 Federal Income Tax
 Considerations; ERISA
 Considerations.............
                              Holders of Old Capital Securities should review the information set forth under "Certain United States Federal Income Tax Considerations" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                             THE CAPITAL SECURITIES

Securities Offered..........  Up to $800,000,000 aggregate Liquidation Amount of the Trust's 8.205% Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The New Capital Securities will be issued and the Old Capital Securities were issued under the Trust Agreement. The New Capital Securities and any Old Capital Securities that remain outstand-ing after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite per-centage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Descrip-tion of Securities--Description of Capital Secu-rities--General." The forms and terms of the New Securities are identical in all material respects to the respective forms and terms of the Old Se-curities, except that (i) the New Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Securities,
                              (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. Accordingly, as the context may re-quire, unless expressly stated otherwise, (i) "Capital Securities" means the Old Capital Secu-rities and, in the event the Exchange Offer is consummated, the New Capital Securities, (ii) "Junior Subordinated Debentures" means the Old Junior Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Junior Subordinated Debentures, (iii) "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee and (iv) "Securities" means the Old Securities and, in the event the Exchange Offer is consummated, the New Securities. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of Securities" and "Description of Old Securities."

Distribution Dates..........  January 1 and July 1 of each year, commencing
                              July 1, 1997.

Extension Periods...........  Distributions on Capital Securities will be de-
                              ferred for the duration of any Extension Period elected by the Company with respect to the pay-ment of interest on the Junior Subordinated De-bentures. No Extension Period will exceed 10 con-secutive semi-annual periods or extend beyond the Stated Maturity or any earlier prepayment date. See "Description of Securities--Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking.....................  The Capital Securities rank on a parity, and pay-
                              ments thereon will be made pro rata, with the Common Securities except as described under "De-scription of Securities--Description of Capital Securities

                              --Subordination of Common Securities." The Junior Subordinated Debentures rank on a parity with all other junior subordinated debentures which may be issued by the Company with substantially similar subordination terms ("Other Debentures") and which may be issued and sold (if at all) to other trusts to be established by the Company (if any) ("Other Trusts"), and are unsecured and subordi-nate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. Senior Indebtedness of the Company includes existing and future senior debt, senior subordinated debt and subordinated debt of the Company. As of December 31, 1996, there was approximately $735 million of Senior Indebtedness of the Company outstanding. See "De-scription of Securities--Description of Junior Subordinated Debentures." The Guarantee ranks on a parity with all other guarantees (if any), which may be issued by the Company with respect to capital securities (if any), to be issued by Other Trusts ("Other Guarantees") and will con-stitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all liabilities of the Company to the extent and in the manner set forth in the Guaran-tee Agreement. See "Description of Securities-- Description of Guarantee."

Redemption..................  The Capital Securities are subject to mandatory redemption in whole but not in part (i) at the Stated Maturity upon repayment of the Junior Sub-ordinated Debentures and (ii) contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures upon the oc-currence and continuation of a Tax Event or an Investment Company Event, in each case at the ap-plicable Redemption Price. See "Description of Securities--Description of Capital Securities-- Redemption."

Rating......................  The Capital Securities have not been rated by
                              Standard & Poor's Ratings Services ("S&P") or by Moody's Investors Services, Inc. ("Moody's"). On February 4, 1997, S&P announced that the pre-ferred stock of the Company was downgraded from "AA-" to "A" and that the Company was removed from CreditWatch (where it had been placed fol-lowing the Company's announcement that it had en-tered into the Merger Agreement with A&A). The preferred stock of the Company is currently rated "a3" by Moody's.

Transfer Restrictions.......  The New Capital Securities will be issued, and may be transferred, only in blocks having a Liq-uidation Amount of not less than $100,000 (100 New Capital Securities). See "Description of Se-curities--Description of Capital Securities--Re-strictions on Transfer." Any transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no le-gal effect whatsoever.

Absence of Market for the
 Capital Securities.........  The New Capital Securities will be a new issue of securities for which there currently is no mar-ket. Although the Initial Purchasers have advised the Company and the Trust that they currently in-tend to make a market in the New Capital Securi-ties, the Initial Purchasers are not obligated to do so, and any market-making activity with re-spect to the New Capital Securities may be inter-rupted or discontinued at any time without no-tice. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or as to the liquidity of or the trading market for the New Capital Se-curities. The Company and the Trust will not ap-ply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

  For additional information regarding the New Securities, see "Description of Securities" and "Certain Federal Income Tax Consequences."

                                  RISK FACTORS

  Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors" beginning on page 18.

                            SELECTED FINANCIAL DATA

                                AON CORPORATION
                CONSOLIDATED SELECTED HISTORICAL FINANCIAL DATA

  The following table sets forth selected historical financial data for Aon for each of the five years in the period ended December 31, 1996. The data for each of the five years in the period ended December 31, 1996 have been derived from the audited financial statements and the notes thereto, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in Aon's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein. See also "Available Information" and "Incorporation of Certain Documents By Reference."

                                         YEAR ENDED DECEMBER 31,
                                 ---------------------------------------
                                  1996    1995    1994    1993    1992
                                 ------- ------- ------- ------- -------
                                        (MILLIONS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Brokerage commissions and fees.  $ 1,919 $ 1,651 $ 1,389 $ 1,190 $   714
Premiums earned................    1,527   1,427   1,322   1,278   1,275
Net investment income..........      384     329     257     227     223
Realized investment gains......        8      13      19      30      24
Other income...................       50      46      54      46      42
                                 ------- ------- ------- ------- -------
  Total revenue................  $ 3,888 $ 3,466 $ 3,041 $ 2,771 $ 2,278
                                 ======= ======= ======= ======= =======
Income from continuing opera-
 tions.........................  $   292 $   304 $   269 $   228 $   134
Income from discontinued opera-
 tions.........................       43      99      91      96      72
                                 ------- ------- ------- ------- -------
Net income.....................  $   335 $   403 $   360 $   324 $   127
                                 ======= ======= ======= ======= =======
BALANCE SHEET DATA
Total assets...................  $13,723 $19,736 $17,922 $16,279 $14,290
                                 ======= ======= ======= ======= =======
Liabilities and Stockholders'
 Equity
 Policy liabilities............  $ 4,360 $ 9,556 $ 9,310 $ 8,776 $ 7,759
 Notes payable.................      521     554     561     594     556
 General liabilities...........    5,959   6,902   5,744   4,621   3,871
                                 ------- ------- ------- ------- -------
  Total liabilities............   10,840  17,012  15,615  13,991  12,186
 Redeemable preferred stock....       50      50      50     --      --
 Stockholders' equity..........    2,833   2,674   2,257   2,288   2,104
                                 ------- ------- ------- ------- -------
Total liabilities and
 stockholders' equity..........  $13,723 $19,736 $17,922 $16,279 $14,290
                                 ======= ======= ======= ======= =======
PER SHARE DATA*
Income from continuing opera-
 tions.........................  $  1.65 $  1.71 $  1.52 $  1.27 $  0.83
Net income.....................     1.91    2.32    2.09    1.87    0.78
Stockholders' equity...........    16.21    1.52   12.20   12.63   11.65
Dividends paid on Common Stock.     0.95    0.89    0.84    0.79    0.74
Market price at year end.......   41.375   33.25  21.375   21.50   24.00

--------

* Per share data have been restated to reflect the 3 for 2 stock split approved by the Company's board of directors on March 21, 1997 payable on May 14, 1997 to stockholders of record as of the close of business on May 1, 1997.

                                 RISK FACTORS

  Holders tendering Old Capital Securities in the Exchange Offer should carefully review the information contained elsewhere in this Prospectus and should particularly consider the matters set forth below. The forms and terms of the New Securities are identical in all material respects to the respective forms and terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. Accordingly, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" means the Old Capital Securities and, in the event the Exchange Offer is consummated, the New Capital Securities, (ii) "Junior Subordinated Debentures" means the Old Junior Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Junior Subordinated Debentures, (iii) "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee and (iv) "Securities" means the Old Securities and, in the event the Exchange Offer is consummated, the New Securities.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED
DEBENTURES

  The obligations of the Company under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. The obligations of the Company under the Guarantee are unsecured and rank subordinate and junior in right of payment to all liabilities of the Company, including obligations under the Junior Subordinated Debentures, other than any liabilities which expressly by their terms are made pari passu with or subordinate to the obligations of the Company under the Guarantee. At December 31, 1996, the aggregate outstanding Senior Indebtedness of the Company was approximately $735 million. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Securities--Description of Guarantee--Status of the Guarantee" and "Description of Securities-- Description of Junior Subordinated Debentures--Subordination." Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and certain other short-term borrowings. Accordingly, the Junior Subordinated Debentures and the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures and claimants under the Guarantee should look only to the assets of the Company for payments on the Junior Subordinated Debentures or the Guarantee.

  The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no Debenture Event of Default has occurred or is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, during which Extension Period the Company has the right to make partial payments of interest on any Interest Payment Date. No Extension Period may extend beyond the Stated Maturity or any earlier prepayment date. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon ("Additional Distributions") at the rate of 8.205% per annum, compounded semi-annually from the relevant payment date for such Distributions, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures.

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank on a parity with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks on a parity with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of capital stock under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisers). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity or any earlier prepayment date. At any time following the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Securities--Description of Capital Securities--Distributions" and "Description of Securities--Description of Junior Subordinated Debentures--Option to Defer Interest Payments."

  Should an Extension Period occur, a holder of Capital Securities will continue to accrue income for United States federal income tax purposes (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemptions of Capital Securities."

  The Company has no present intention of exercising its right to defer payments of interest. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of any Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial interests in the assets of the Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION

  Upon the occurrence and continuation of a Tax Event or an Investment Company Event, the Company has the right to prepay the Junior Subordinated Debentures in whole (but not in part) within 90 days of the occurrence of such Tax Event or Investment Company Event and therefore cause a mandatory redemption of all Capital Securities at the Event Redemption Price. See "Description of Securities--Description of Capital Securities--Redemption."

  A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after January 13, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days after the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or
(iii) the Trust is, or will be within 90 days after the date of such opinion, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

  See "--Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of all Capital Securities prior to January 1, 2027.

  An "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after January 13, 1997.

EXCHANGE OF JUNIOR SUBORDINATED DEBENTURES FOR CAPITAL SECURITIES

  The Company has the right to terminate the Trust at any time and, after satisfaction of liabilities to creditors as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. The exercise of such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities for United States federal income tax purposes. See "Description of Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

  The Bank of New York acts as the Guarantee Trustee and will hold the New Guarantee for the benefit of the holders of all Capital Securities. The Bank of New York also acts as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement and its affiliate The Bank of New York (Delaware) acts as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Trust:
(i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent the Trust has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary termination, dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and accumulated and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee, without first instituting a proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a suit directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Securities--Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "Description of Securities--Description of Junior Subordinated Debentures-- Debenture Events of Default" and "Description of Securities--Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) under the Expense Agreement, the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures or as required by the Expense Agreement, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payments of Distributions when the Trust does not have sufficient funds to pay such Distributions.

LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will have limited authority to vote to remove or replace the Issuer Trustees. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust provided that such action does not adversely affect the interests of such holders. See "Description of Securities--Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "Description of Securities--Description of Capital Securities--Removal of Issuer Trustees; Appointment of Successors."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

  To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

  The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

  The Old Capital Securities provide that, if the Exchange Offer is not consummated by August 11, 1997, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on August 12, 1997, until the Exchange Offer is consummated. See "Description of Old Capital Securities." Following consummation of the Exchange Offer, neither the Old Capital Securities nor the New Capital Securities will be entitled to any increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET

  The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers currently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

  If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

  Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

  Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Subject to the conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined under "The Exchange Offer--Acceptance for Exchange and Issuance of New Capital Securities") if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under a duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

  On February 6, 1997, President Clinton's budget proposal for fiscal year 1998 was released. Included in the budget proposal is a provision which, if enacted, would generally treat instruments such as the Junior Subordinated Debentures as equity for United States federal income tax purposes if the instruments (i) have a maximum term of more than 15 years and (ii) are not shown as indebtedness on the separate balance sheet of the issuer. The provision is proposed to be effective generally for instruments issued on or after the date of first committee action by Congress. As of the date hereof, no such action has been taken. If the provision applied to the Junior Subordinated Debentures, among other things, the Company would be unable to deduct interest on the Junior Subordinated Debentures for United States federal income tax purposes. A similar provision was included in President Clinton's budget proposal for fiscal year 1997, but the 104th Congress adjourned without taking action on such provision. There can be no assurance that the current budget provision or future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities. See "Description of Securities--Description of Capital Securities--Redemption" and "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

          USE OF PROCEEDS FROM THE SALE OF THE OLD CAPITAL SECURITIES

  Neither the Company nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

  The proceeds to the Trust from the offering of the Old Capital Securities was approximately $800,000,000. All of the proceeds from the sale of Old Capital Securities were invested by the Trust in Old Junior Subordinated Debentures. The net proceeds from the sale of the Old Junior Subordinated Debentures were used by the Company to finance, in part, the acquisition of Common Stock of A&A and the purchase by the Company of the Series B Preferred Stock. See "Acquisition of Alexander & Alexander." The Company paid or reimbursed the Trust for the expenses associated with the offering of the Old Capital Securities and the compensation to the Initial Purchasers.

                                 AON CAPITAL A

  Aon Capital A is a statutory business trust, created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State, which is governed by the Trust Agreement. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Common Securities and the Old Capital Securities to acquire the Old Junior Subordinated Debentures, (iii) exchanging the Old Junior Subordinated Debentures for New Junior Subordinated Debentures in the Exchange Offer pursuant to the Indenture and (iv) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of Capital Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of the Trust. All of the Common Securities are owned by the Company. The Common Securities rank on a parity, and payments are made thereon pro rata, with the Capital Securities except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Securities--Description of Capital Securities--Subordination of Common Securities." The Company owns Common Securities in an aggregate liquidation amount equal to 3% of the outstanding Capital Securities.

  The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Under the Trust Agreement, the trustees for the Trust are The Bank of New York, as the Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). The Bank of New York also acts as trustee under the Indenture and the Old Guarantee Agreement and will act as trustee under the New Guarantee Agreement. See "Description of Securities-- Description of Guarantee" and "Description of Securities--Description of Junior Subordinated Debentures." The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Company will pay all fees and expenses related to the Trust, the offering of the Old Capital Securities and this Exchange Offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust.

  Pursuant to the Expense Agreement, the Company has irrevocably and unconditionally guaranteed to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Capital Securities or other similar interests in the Trust of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be.

  The principal executive office of the Trust is c/o Aon Corporation, 123 N. Wacker Drive, Chicago, Illinois 60606-1700, and its telephone number is (312) 701-3000.

                                AON CORPORATION

  The Company is an insurance services holding company that comprises a family of insurance brokerage, consulting and consumer insurance companies. Through its insurance brokerage operations, the Company offers commercial insurance brokerage, alternative risk solutions, risk management, employee benefit and human resources consulting and managing general underwriting services. In addition, the Company's insurance underwriting businesses provide a variety of insurance products, including accident and health coverage, traditional life insurance, extended warranties and credit insurance. The Company's revenues were $3.5 billion in 1995 and $3.9 billion in 1996. Based on 1995 insurance brokerage and consulting revenues and without giving effect to the acquisition of A&A, management believes that the Company is the second largest insurance brokerage company in the world.

  The principal executive offices of the Company are located at 123 N. Wacker Drive, Chicago, Illinois 60606-1700, and its telephone number is (312) 701-3000.

                     ACQUISITION OF ALEXANDER & ALEXANDER

  On January 15, 1997, Purchaser, a wholly owned subsidiary of the Company, consummated the Offer for all the outstanding Shares of A&A at a price of $17.50 net cash per Share. Pursuant to the Offer, Purchaser acquired approximately 44,293,552 Shares, or 97% of the outstanding Shares. All Shares validly tendered and not withdrawn before expiration of the Offer at 12:00 midnight, New York City time, on January 14, 1997, were accepted for payment, including approximately 1,846,882 Shares tendered pursuant to guaranteed delivery procedures. The Offer was made pursuant to the Merger Agreement among the Company, Purchaser and A&A. On February 20, 1997, the stockholders of A&A approved the Merger of Purchaser into A&A, and the Merger was effected promptly thereafter. Pursuant to the Merger, all remaining Shares (other than stock of A&A owned by A&A, the Company or any of their respective subsidiaries) were converted into the right to receive $17.50 cash per Share.

  On December 11, 1996, the Company and AIG entered into the Stock Purchase and Sale Agreement. Pursuant to the Stock Purchase and Sale Agreement, the Company agreed to buy and AIG agreed to sell for $317.5 million, plus accrued dividends, all outstanding shares of 8% Series B Preferred Stock, par value $1.00 of A&A. On January 17, 1997, the Company purchased all 4,846,232 shares of Series B Preferred Stock. Each share of Series B Preferred Stock is currently convertible into approximately 2.94 shares of Class D Common Stock, which Class D Common Stock is exchangeable for Common Stock on a share-for-share basis.

  Purchaser's payment of approximately $775 million for the aggregate purchase price of the Shares purchased by Purchaser in the Offer was funded with capital contributions to Purchaser by the Company. The Company derived the funds necessary for such capital contribution and the funds necessary to purchase the Series B Preferred Stock from cash on hand, the proceeds from the sale of commercial paper and fixed maturities and the proceeds of the sale of the Old Capital Securities. See "Pro Forma Consolidated Financial Information."

  A&A is an insurance holding company which, through its subsidiaries, provides professional risk management consulting, insurance brokerage and human resource management consulting on a global basis. A&A's revenues were $1.3 billion in 1995 and $1.0 billion for the nine-month period ended September 30, 1996. Based on 1995 revenues, management of the Company believes that A&A is the fourth largest brokerage company in the world. Since 1994, A&A has engaged in a significant restructuring of its operations and, for the nine months ended September 30, 1996, A&A reported net income of $47.7 million, a 41.7% decrease from its net income of $81.9 million for the same period in the previous year.

                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated financial information for the Company is based on historical financial statements of the Company and of A&A. The audited consolidated financial statements of the Company for the year ended December 31, 1995 are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein, and the unaudited consolidated financial statements of the Company for the nine months ended September 30, 1996 are contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which has been filed with the Commission. The historical financial statements of A&A are contained in the Company's Current Report on Form 8-K dated January 15, 1997, incorporated by reference herein. The unaudited pro forma condensed consolidated statement of financial position at September 30, 1996 has been prepared as if the acquisition of A&A and the issuance of the Capital Securities and other financing had been consummated on September 30, 1996, and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1995 and the nine months ended September 30, 1996 have been prepared as if the acquisition of A&A and the issuance of the Capital Securities and other financing had been consummated on January 1, 1995. Unaudited pro forma financial data do not purport to be indicative of either the future results of operations or the results of operations that would have occurred if these transactions had been consummated on the indicated dates. The pro forma adjustments are based upon available information and certain assumptions that the Company believes to be reasonable.

                                AON CORPORATION

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                            AS OF SEPTEMBER 30, 1996
                                 (IN MILLIONS)

                                  HISTORICAL
                             ---------------------
                                         ALEXANDER
                                 AON         &       PRO FORMA       PRO FORMA
                             CORPORATION ALEXANDER  ADJUSTMENTS   CONSOLIDATED(1)
                             ----------- ---------  -----------   ---------------
ASSETS
  Fixed maturities avail-
   able for sale...........   $ 2,707.4  $    --      $(200.0)(1)    $ 2,507.4
  Equity securities........       821.3       --          --             821.3
  Short-term investments...     1,174.2     286.1         --           1,460.3
  Other investments........       219.6      21.4         --             241.0
  Cash.....................       226.4     758.2      (100.0)(1)        884.6
  Brokerage and other re-
   ceivables...............     3,920.2   1,200.7         --           5,120.9
  Intangible assets includ-
   ing goodwill............     1,393.4     221.2       850.5 (2)      2,465.1
  Assets held under special
   contracts...............       305.9       --          --             305.9
  Other assets.............     1,458.6     434.4         --           1,893.0
                              ---------  --------     -------        ---------
      Total Assets.........   $12,227.0  $2,922.0     $ 550.5        $15,699.5
                              =========  ========     =======        =========
LIABILITIES AND STOCKHOLD-
 ERS' EQUITY
  Total policy liabilities.   $ 3,795.2  $    --      $   --         $ 3,795.2
  Insurance premiums pay-
   able....................     3,394.1   1,775.9         --           5,170.0
  Short term borrowings....        59.6      21.5       153.0 (1)        234.1
  Notes payable and debt
   guarantee of employee
   stock ownership plan....       522.9     142.4         --             665.3
  Liabilities held under
   special contracts.......       305.9       --          --             305.9
  Other liabilities........     1,381.2     519.7        60.0 (2)      1,960.9
                              ---------  --------     -------        ---------
      Total Liabilities....     9,458.9   2,459.5       213.0         12,131.4
                              ---------  --------     -------        ---------
Redeemable Preferred Stock.        50.0       --          --              50.0
Company-obligated
 Mandatorily Redeemable
 Preferred Capital Securi-
 ties of Subsidiary Trust
 holding solely the
 Company's Securities (3)..         --        --        800.0 (1)        800.0
STOCKHOLDERS' EQUITY
  Preferred stock
    8% cumulative perpetual
     preferred stock.......         5.5       --          --               5.5
    6.25% cumulative
     convertible
     exchangeable preferred
     stock.................         2.1       --          --               2.1
    Series A Preferred
     Stock.................         --        2.3        (2.3)(4)          --
    Series B Preferred
     Stock.................         --        4.8        (4.8)(5)          --
  Common stock.............       111.5      43.4       (43.4)           111.5
  Paid-in additional capi-
   tal.....................       454.1     666.7      (666.7)           454.1
  Retained earnings and
   other less treasury
   stock...................     2,144.9    (254.7)      254.7          2,144.9
                              ---------  --------     -------        ---------
      Total Stockholders'
       Equity..............     2,718.1     462.5      (462.5)(2)      2,718.1
                              ---------  --------     -------        ---------
      Total Liabilities and
       Stockholders' Equi-
       ty..................   $12,227.0  $2,922.0     $ 550.5        $15,699.5
                              =========  ========     =======        =========

                            See accompanying notes.

                                AON CORPORATION

                 NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF FINANCIAL POSITION

                           AS OF SEPTEMBER 30, 1996

  1. Reflects the acquisition of A&A at a price of $1,253 million and funding sources for the acquisition as follows (in millions):

      Sale of fixed maturities........................................ $  200.0
      Issuance of commercial paper....................................    153.0
      Issuance of Capital Securities..................................    800.0
      A&A cash used to finance transaction............................    100.0
                                                                       --------
        Purchase Price................................................ $1,253.0
                                                                       ========

  The effect of Aon's acquisition of the Bain Hogg Group plc ("Bain Hogg") on October 18, 1996 is not included. The purchase price was $260 million. Bain Hogg's total assets as of September 30, 1996 were approximately $1.0 billion.

  2. Assumes that Aon's purchase price allocation resulted in additional goodwill of $850.5 million which was calculated as follows (in millions):

      Purchase price.................................................. $1,253.0
      A&A stockholders' equity........................................   (462.5)
      Purchase related liabilities net of tax.........................     60.0
                                                                       --------
      Goodwill........................................................ $  850.5
                                                                       ========

  3. The sole asset of the Trust Subsidiary is $824,000,000 principal amount of the Company's 8.205% Junior Subordinated Deferrable Interest Debentures due January 1, 2027.

  4. Assumes that all of the Series A Preferred Stock was converted to cash at a cost of $121 million to Aon.

  5. Reflects the purchase by Aon of all of the Series B Preferred Stock for $318 million.

                                AON CORPORATION

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995
                        (MILLIONS EXCEPT PER SHARE DATA)

                               HISTORICAL
                          ------------------------
                                         ALEXANDER
                              AON            &         PRO FORMA       PRO FORMA
                          CORPORATION    ALEXANDER    ADJUSTMENTS   CONSOLIDATED(1)
                          -----------    ---------    -----------   ---------------
REVENUE
  Brokerage commissions
   and fees.............   $1,651.3(2)   $1,219.5       $  --          $2,870.8
  Premiums earned.......    1,426.5           --           --           1,426.5
  Net investment income.      329.4          82.1        (20.3)(3)        391.2
  Realized investment
   gains................       13.1           --           --              13.1
  Other income..........       45.4(2)       32.7          --              78.1
                           --------      --------       ------         --------
    Total Revenue.......    3,465.7       1,334.3        (20.3)         4,779.7
                           --------      --------       ------         --------
BENEFITS AND EXPENSES
  Commissions and gen-
   eral expenses........    1,982.3       1,147.4          --           3,129.7
  Benefits to policy-
   holders..............      698.5           --           --             698.5
  Interest expense......       37.3          18.6          8.2 (4)         64.1
  Amortization of de-
   ferred policy acqui-
   sition costs.........      207.5           --           --             207.5
  Amortization of intan-
   gible assets.........       82.1          12.3         34.1 (5)        128.5
                           --------      --------       ------         --------
    Total Benefits and
     Expenses...........    3,007.7       1,178.3         42.3          4,228.3
                           --------      --------       ------         --------
INCOME FROM CONTINUING
 OPERATIONS BEFORE IN-
 COME TAX AND MINORITY
 INTEREST...............      458.0         156.0        (62.6)           551.4
  Provision for income
   tax (benefit)........      154.3          60.9        (10.6)(6)        204.6
                           --------      --------       ------         --------
INCOME FROM CONTINUING
 OPERATIONS BEFORE MI-
 NORITY INTEREST........      303.7          95.1        (52.0)           346.8
Minority interest, in-
 cluding subsidiary dis-
 tributions.............        --           (5.7)       (41.3)(7)        (47.0)
                           --------      --------       ------         --------
INCOME FROM CONTINUING
OPERATIONS..............      303.7          89.4(8)     (93.3)           299.8
Preferred stock divi-
 dends..................      (24.7)        (25.4)        25.4 (9)        (24.7)
                           --------      --------       ------         --------
INCOME FROM CONTINUING
 OPERATIONS ATTRIBUTABLE
 TO COMMON STOCKHOLDERS.   $  279.0      $   64.0       $(67.9)        $  275.1
                           ========      ========       ======         ========
Income from continuing
 operations per share
 attributable to common
 stockholders...........   $   1.71(10)                                $   1.69(10)
Average common and com-
 mon equivalent shares
 outstanding............      163.1(10)                                   163.1(10)


                            See accompanying notes.

                                AON CORPORATION

       NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1995

  1. Reflects the acquisition of A&A at a price of $1,253 million and funding sources for the acquisition as follows (in millions):

      Sale of fixed maturities........................................ $  200.0
      Issuance of commercial paper....................................    153.0
      Issuance of Capital Securities..................................    800.0
      A&A cash used to finance transaction............................    100.0
                                                                       --------
      Purchase Price.................................................. $1,253.0
                                                                       ========

  The effect of Aon's acquisition of Bain Hogg on October 18, 1996 is not included. The purchase price was $260 million. Bain Hogg's revenue and pretax income for the year ended December 31, 1995 were $333 million and $33 million, respectively.

  The unaudited pro forma condensed consolidated statement of income does not include the potential effect of one-time restructuring charges which management of Aon expects to be incurred in the next twelve months in the range of $100 to $150 million related to the A&A and Bain Hogg acquisitions. This statement also does not include any anticipated cost savings that may be realized as a result of the restructuring. Management of Aon estimates cost savings related to the A&A and Bain Hogg acquisitions should be in excess of $100 million annually.

  2. Certain historical amounts have been reclassified to conform to the presentation for the nine months ended September 30, 1996.

  3. Reflects foregone investment income on cash of $100 million at an assumed rate of 5.35% held by A&A and on fixed maturities of $200 million at an assumed rate of 7.5% held by Aon.

  4. Reflects interest expense on $153 million of commercial paper at an assumed rate of 5.35%.

  5. Assumes Aon amortizes intangible assets over a 25 year period.

  6. Assumes an effective tax rate of 37% on the pro forma adjustments excluding amortization of intangible assets.

  7. Reflects Distributions on the Capital Securities of $65.6 million net of a tax benefit of $24.3 million.

  8. Includes non-recurring revenues of $30.4 million ($20.1 million after tax) related to A&A's sale of certain operations and non-recurring restructuring and special charges of $17.6 million.

  9. Reflects elimination of the dividends on the Series A Preferred Stock and the Series B Preferred Stock.

  10. Per share and average shares outstanding data have been restated to reflect the 3 for 2 stock split approved by the Company's board of directors on March 21, 1997 payable on May 14, 1997 to stockholders of record as of the close of business on May 1, 1997.

                                AON CORPORATION

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                        (MILLIONS EXCEPT PER SHARE DATA)

                               HISTORICAL
                          -----------------------
                                        ALEXANDER
                              AON           &      PRO FORMA       PRO FORMA
                          CORPORATION   ALEXANDER ADJUSTMENTS   CONSOLIDATED(1)
                          -----------   --------- -----------   ---------------
REVENUE
  Brokerage commissions
   and fees.............   $1,368.0      $920.6     $  --          $2,288.6
  Premiums earned.......    1,141.4         --         --           1,141.4
  Net investment income.      269.7        57.4      (15.2)(2)        311.9
  Realized investment
   income...............        3.1         --         --               3.1
  Other income..........       36.6         0.6        --              37.2
                           --------      ------     ------         --------
    Total Revenue.......    2,818.8       978.6      (15.2)         3,782.2
                           --------      ------     ------         --------
BENEFITS AND EXPENSES
  Commissions and gen-
   eral expenses........    1,621.4       867.4        --           2,488.8
  Benefits to policy-
   holders..............      582.1         --         --             582.1
  Interest expense......       28.4        11.8        6.1 (3)         46.3
  Amortization of de-
   ferred policy acqui-
   sition costs.........      156.4         --         --             156.4
  Amortization of intan-
   gible assets.........       55.6        11.7       25.5 (4)         92.8
                           --------      ------     ------         --------
    Total Benefits and
     Expenses...........    2,443.9       890.9       31.6          3,366.4
                           --------      ------     ------         --------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAX AND MINORITY
 INTEREST...............      374.9        87.7      (46.8)           415.8
  Provision for income
   tax (benefit)........      129.3        35.0       (7.9)(5)        156.4
                           --------      ------     ------         --------
INCOME FROM CONTINUING
 OPERATIONS BEFORE MI-
 NORITY INTEREST........      245.6        52.7      (38.9)           259.4
Minority interest, in-
 cluding subsidiary dis-
 tributions.............        --         (5.0)     (31.0)(6)        (36.0)
                           --------      ------     ------         --------
INCOME FROM CONTINUING
 OPERATIONS.............      245.6        47.7      (69.9)           223.4
Preferred stock divi-
 dends..................      (15.2)      (19.9)      19.9 (7)        (15.2)
                           --------      ------     ------         --------
INCOME FROM CONTINUING
 OPERATIONS ATTRIBUTABLE
 TO COMMON STOCKHOLDERS.   $  230.4      $ 27.8     $(50.0)        $  208.2
                           ========      ======     ======         ========
Income from continuing
 operations per share
 attributable to common
 stockholders...........   $   1.41(8)                             $   1.27(8)
Average common and
 common equivalent
 shares outstanding.....      164.6(8)                                164.6(8)


                            See accompanying notes.

                                AON CORPORATION

       NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                     NINE MONTHS ENDED SEPTEMBER 30, 1996

  1. Reflects the acquisition of A&A at a price of $1,253 million and funding sources for the acquisition as follows (in millions):

      Sale of fixed maturities........................................ $  200.0
      Issuance of commercial paper....................................    153.0
      Issuance of Capital Securities..................................    800.0
      A&A cash used to finance transaction............................    100.0
                                                                       --------
        Purchase Price................................................ $1,253.0
                                                                       ========

  The effect of Aon's acquisition of Bain Hogg on October 18, 1996 is not included. The purchase price was $260 million. Bain Hogg's revenue and pretax income for the nine months ended September 30, 1996 were $245 million and $16 million, respectively.

  The unaudited pro forma condensed consolidated statement of income does not include the potential effect of one-time restructuring charges which management of Aon expects to be incurred in the next twelve months in the range of $100 to $150 million related to the A&A and Bain Hogg acquisitions. This statement also does not include any anticipated cost savings that may be realized as a result of restructuring. Management of Aon estimates cost savings related to the A&A and Bain Hogg acquisitions should be in excess of $100 million annually.

  2. Reflects foregone investment income on cash of $100 million held by A&A at an assumed rate of 5.35% and on fixed maturities of $200 million held by Aon at an assumed rate of 7.5%.

  3. Reflects interest expense on $153 million of commercial paper at an assumed rate of 5.35%.

  4. Assumes that Aon amortizes intangible assets over a 25 year period.

  5. Assumes an effective tax rate of 37% on the pro forma adjustments excluding amortization of intangible assets.

  6. Reflects Distributions on the Capital Securities of $49.2 million net of a tax benefit of $18.2 million.

  7. Reflects elimination of the dividends on the Series A Preferred Stock and the Series B Preferred Stock.

  8. Per share and average shares outstanding data have been restated to reflect the 3 for 2 stock split approved by the Company's board of directors on March 21, 1997 payable on May 14, 1997 to stockholders of record as of the close of business on May 1, 1997.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth Aon's historical ratios of Earnings to Fixed Charges for the periods indicated.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1996 1995 1994 1993 1992
                                                        ---- ---- ---- ---- ----
Ratios of Earnings to Fixed Charges.................... 6.7  6.6  5.9  5.4  3.6

  The following table sets forth Aon's pro forma ratios of Earnings to Fixed Charges for the periods indicated.

                                                      NINE MONTHS
                                                         ENDED      YEAR ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
Pro Forma Ratios of Earnings to Fixed Charges (1)...      4.1          3.7
Supplemental Pro Forma Ratios of Earnings to Fixed
 Charges (2)........................................      3.5          3.4

--------
(1) Gives effect to the increase in Fixed Charges as a result of the issuance of the Capital Securities.
(2) Gives effect to the increase in Fixed Charges as a result of the issuance of the Capital Securities and the acquisition of A&A as reflected in the pro forma condensed consolidated statements of income. The supplemental pro forma ratios exclude any restructuring charges that may be incurred and any cost savings Aon may realize. See "Pro Forma Consolidated Financial Information."

  For purposes of computing the foregoing ratios: (i) Earnings consist of income from continuing operations before provision for income taxes and excluding cumulative effects of accounting changes plus Fixed Charges; and
(ii) Fixed Charges consist of interest on indebtedness, the portion of rental payments on operating leases estimated to represent an interest component and interest related to the Company's guarantees of the debt of its Employee Stock Ownership Plan.

                      ACCOUNTING TREATMENT FOR THE TRUST

  For financial reporting purposes, the Trust is treated as a subsidiary of the Company and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Company. The Capital Securities will be presented as a separate line item in the consolidated balance sheet of the Company and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as a charge in the consolidated statement of income.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file and to use their reasonable best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The forms and terms of the New Capital Securities are identical in all material respect to the forms and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by August 11, 1997, the Distribution rate borne by the Old Capital Securities commencing on August 12, 1997, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

  The Exchange Offer is not being made to, nor will the Trust or the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person who beneficially owns Old Capital Securities which are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer into the Exchange Agent's account at DTC, or any person who beneficially owns Old Capital Securities which are held of record by a nominee other than DTC (or its nominee).

  Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Junior Subordinated Debentures, of which $824,000,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $800,000,000 aggregate Liquidation Amount of New

Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $800,000,000 of New Capital Securities in exchange for a like aggregate Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities for exchange in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 (1 Old Capital Security) in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $800,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and remain entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date. Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer, except under those circumstances described in the Letter of Transmittal. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on May 5, 1997 unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company and the Trust expressly reserve the right, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) if the Company or the Trust determines, in its reasonable discretion, that any of the conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act. If the Company or the Trust becomes aware of any material information with respect to the Exchange Offer, including the plan of distribution, not previously disclosed in this Prospectus or any material change to such information in this Prospectus, the Company and the Trust will promptly file a post-effective amendment to the Registration Statement. In such event, the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  Subject to the conditions set forth under "--Conditions to the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when certificates for Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. See "--Procedures for Tendering Old Capital Securities--Book-Entry Transfer." The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities which will not be held in global form by DTC or a nominee of DTC to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to an Agent's Message or a Letter of Transmittal, a holder of Old Capital Securities will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

  Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered by book-entry transfer, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "--Exchange Agent" on or prior to the Expiration Date and either (i) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below or (ii) the guaranteed delivery procedures set forth below must be complied with.

  Except as set forth below, in order for Old Capital Securities to be validly tendered by a means other than by book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date and either (i) such Old Capital Securities must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS TO BE BY MAIL, THE USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer. The Exchange Agent and DTC have confirmed that any Participant (as defined in "Description of Securities--Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer--Depositary Procedures") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees. Certificates for Old Capital Securities need not be endorsed and signature guarantees on a Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instructions 4 and 7 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) a completed and signed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is delivered to the Exchange Agent, as provided below, on or prior to Expiration Date; and

    (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a completed and signed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  The Company's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the right, in their reasonable discretion and subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition, defect or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions, defects or irregularities are waived in the case of other holders.

  The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

  The Trust is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the conditions described below, the Company and the Trust believe that a holder of Old Capital Securities (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (b) a person participating in the distribution of the Old Capital Securities or (c) a person who is an "affiliate" of the Company or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-affiliated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Capital Securities without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. Any holder of Old Capital Securities who uses the Exchange Offer to participate in a distribution of the New Capital Securities to be acquired in the Exchange Offer, any broker-dealer who receives New Capital Securities in exchange for Old Capital Securities that were purchased directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, any person participating in the distribution of the Old Capital Securities who receives New Capital Securities in the Exchange Offer and any "affiliate" of the Company or the Trust who receives New Capital Securities in the Exchange Offer
(a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance set forth in the above-described interpretive letters and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such New Capital Securities, unless such sale is made pursuant to an exemption from such requirements. Any such resale transaction must be made by delivery of a prospectus containing the selling securityholder information required by the rules of the Commission under the Securities Act.

  Each holder (including any broker-dealer) of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an

"affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business,
(iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Trust may require a holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer.

  A broker-dealer who holds Old Capital Securities for its own account as a result of market-making activities or other trading activities and who receives New Capital Securities in exchange for such Old Capital Securities pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. Based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that a broker-dealer may participate in the Exchange Offer with respect to Old Capital Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), provided that in connection with any resales of New Capital Securities received in exchange for such Old Capital Securities, such broker-dealer delivers a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, the Company and the Trust will require each broker-dealer who tenders, pursuant to the Exchange Offer, Old Capital Securities that were acquired for its own account as the result of market-making activities or other trading activities to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Capital Securities received in exchange for such Old Capital Securities pursuant to the Exchange Offer. The Letter of Transmittal contains the foregoing acknowledgment. However, the Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Also based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that a Participating Broker-Dealer may fulfill its prospectus delivery requirement in connection with resales of New Capital Securities received in exchange for Old Capital Securities that were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities with this Prospectus, as it may be amended or supplemented from time to time, during the 90-day period referred to below. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution."

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of any Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  As set forth below, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate Liquidation Amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the certificate for the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If certificates for the Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates for the Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular certificates for the Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Capital Securities. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

  Each New Capital Security will accumulate Distributions from the most recent Distribution Date on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from January 1, 1997. As a result, holders of Old Capital Securities that are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the most recent Distribution Date on such Old Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from and after January 1, 1997, and such holders will be deemed to have waived the right to receive any Distributions on such Old Capital Securities.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept any Old Capital Securities for exchange or to exchange any New Capital Securities for any Old Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

    (d) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

    (e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company and the Trust shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (f) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the reasonable judgment of the Company and the Trust, might materially impair the ability of the Company or the Trust to proceed with the Exchange Offer.

  If the Company and the Trust determine in their reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of a Letter of Transmittal and any other documents required by the Letter of Transmittal, questions, requests for assistance, and requests for additional copies of this Prospectus or of a Letter of Transmittal should be directed to the Exchange Agent as follows:

    By Registered or             By Facsimile:        By Hand/Overnight
     Certified Mail:                                  Carrier:


                             The Bank of New York
  The Bank of New York        Attn: Enrique Lopez     The Bank of New York
 101 Barclay Street--7E         (212) 571-3080        101 Barclay Street
New York, New York 10286                              Corporate Trust Services
                                                      Window

  Attn: Reorganization           (For Eligible
         Section              Institutions Only)      Ground Level
                             Confirm by Telephone     New York, New York 10286
                                (212) 815-6333        Attn: Reorganization
                                                      Section


                             For Information Call:
                                (212) 815-6333

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Company has agreed to pay all expenses of the Trust, including expenses related to the Exchange Offer. The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                           DESCRIPTION OF SECURITIES

                       DESCRIPTION OF CAPITAL SECURITIES

  Pursuant to the terms of the Trust Agreement, the Trust has issued Old Capital Securities and Common Securities and, in the event the Exchange Offer is consummated, will issue New Capital Securities. New Capital Securities will represent undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities. See "-- Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The forms and terms of the New Capital Securities are identical in all material respects to the forms and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities (see "--Restrictions on Transfer and Removal of Certain Restrictions") and will not provide for any increase in the Distribution rate thereon. Accordingly, as the context may require, unless expressly stated otherwise, "Capital Securities" means the Old Capital Securities and, in the event the Exchange Offer is consummated, the New Capital Securities. The following is a summary of all material provisions of the Capital Securities, the Common Securities and the Trust Agreement; however, the summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

  The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $800,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities rank on a parity, and payments are made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. Legal title to the Old Junior Subordinated Debentures is (and legal title to the New Junior Subordinated Debentures will be) held by the Property Trustee in trust for the benefit of the holders of Capital Securities and Common Securities. The New Guarantee to be executed by the Company for the benefit of the holders of Capital Securities will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

  Distributions on the Capital Securities are cumulative, accumulate from January 1, 1997 and are payable semi-annually in arrears at the annual rate of 8.205% of the Liquidation Amount on January 1 and July 1 of each year, commencing July 1, 1997, to the holders of the Capital Securities on the relevant record dates. The record dates are the immediately preceding December 15 and June 15, respectively. The amount of Distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day which is not a Saturday or Sunday and which is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the principal corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, during which Extension Period the Company has the right to make partial payments of interest on any Interest Payment Date. No Extension Period may extend beyond the Stated Maturity or any earlier prepayment date. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate Additional Distributions at the rate of 8.205% per annum, compounded semi-annually from the relevant payment date for such Distributions, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions" as used herein shall include any such Additional Distributions and Additional Tax Sums, if applicable.

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank on a parity with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks on a parity with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of capital stock under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisers).

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity or any earlier prepayment date. At any time following the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. The Company must give the Property

Trustee and the Debenture Trustee notice of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date the Distributions on the Capital Securities would have been payable but for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not fewer than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a subordinated basis as set forth under "Description of Guarantee."

REDEMPTION

  Upon the repayment in full at the Stated Maturity or prepayment in whole (but not in part) of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem the Trust Securities, upon not less than 15 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment in full of the Junior Subordinated Debentures at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures) or (ii) in the case of the optional prepayment by the Company in whole but not in part of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event or an Investment Company Event at the Event Redemption Price (which is equal to the Event Prepayment Price in respect of the Junior Subordinated Debentures) (see "Description of Junior Subordinated Debentures--Tax Event or Investment Company Event Prepayment").

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

  The Company has the right to terminate the Trust at any time and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company's having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities for United States federal income tax purposes.

  Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures will not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

  The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, a receivership of the Company or dissolution or liquidation of the Company; (ii) the dissolution or liquidation of the Company; (iii) distribution of a Like Amount (as defined below) of the Junior Subordinated Debentures to the holders of the Trust Securities if the Company, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and wholly within the discretion of the Company, as Depositor, subject to the requirement that the Company receive an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities for United States federal income tax purposes); (iv) redemption of all of the Trust Securities in connection with the repayment of all Junior Subordinated Debentures as described above under "--Redemption"; (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction and (vi) the expiration of the term of the Trust on January 1, 2028.

  If a termination occurs as described in clause (i), (ii), (iii) or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the liquidation of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

  "Like Amount" means Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  If there is no early termination of the Trust, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures at the Stated Maturity.

  After the liquidation date for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

REDEMPTION PROCEDURES

  Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds on hand available for the payment of such applicable Redemption Price. See "--Subordination of Common Securities."

  If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit sufficient funds with the Property Trustee to pay the applicable Redemption Price. If such deposit has been made, then by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "--Form, Denomination, Book-Entry Procedures and

Transfer" and "--Payment and Paying Agency." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to but excluding the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Payment of the applicable Redemption Price on, and any distribution of Junior Subordinated Debentures to holders of, the Trust Securities shall be made to the applicable recordholders thereof as they appear on the register therefor on the relevant record date, which shall be a date not more than 45 days nor less than 15 days prior to the Redemption Date or liquidation date, as applicable.

  Notice of any redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accumulate on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default has been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an Event of Default under the Trust Agreement (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure to appoint a successor Property Trustee within 60 days thereof.

  Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with respect to payments of Distributions or upon termination of the Trust as described above. See "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

  The holders of a majority in Liquidation Amount of Capital Securities may remove the Property Trustee or the Delaware Trustee if a Debenture Event of Default has occurred and is continuing. If the Property Trustee or the Delaware Trustee is removed at a time when a Debenture Event of Default has occurred and is continuing, the holders of a majority in Liquidation Amount of Capital Securities may appoint a successor Property Trustee or Delaware Trustee. If no Debenture Event of Default has occurred and is continuing at such time, the Company, as holder of the Common Securities, may appoint a successor Property Trustee or Delaware Trustee. If an Administrative Trustee is removed, the Company, as holder of the Common Securities, shall promptly appoint a successor. In no event will the holders of Capital Securities have the right to vote to remove the Administrative Trustees, which voting rights are vested exclusively in the Company, as holder of the Common Securities. If a successor has not been so appointed, any holder of Capital Securities or Common Securities (who has been a holder for at least six months), or a resigning Trustee, in the case of the failure to appoint its successor, may petition a court of competent jurisdiction to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. Each Administrative Trustee shall be a current officer of the Company. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

  The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or pursuant to a liquidation as described above in "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at the request of the Company, as Depositor, and with the consent of the Administrative Trustees, but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

  Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities have no voting rights.

  The Trust Agreement may be amended from time to time by the Company, the Property Trustee, the Delaware Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, to correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision or to make any other provision with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement,
(ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to provide the Property Trustee with the authority to execute on behalf of the Administrative Trustees Capital Securities certificates in certificated, fully registered form; provided, however, that in the case of clauses (i) and (ii), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities or the Property Trustee or the Delaware Trustee, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. The Trust Agreement may not be amended without the consent of each holder of Trust Securities to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where the consent of the holders of the Junior Subordinated Debentures shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities, except by a subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures unless such default shall have been cured or waived. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes.

  Any required approval of holders of Trust Securities may be given at a meeting of such holders convened for such purpose. Any action that may be taken by holders of Trust Securities at a meeting may be taken without a meeting if holders of Trust Securities holding more than a majority of outstanding Trust Securities (based upon their Liquidation Amount) shall consent to the action in writing. The Property Trustee will cause a notice of any meeting at which holders of Trust Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Capital Securities is required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  In the event that New Capital Securities are issued in certificated form, such New Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

  In the event that New Capital Securities are issued in registered, global form (collectively, the "Global Capital Securities"), the Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in Global Capital Securities may not be exchanged for New Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities."

 Depositary Procedures

  DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of Global Capital Securities, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the Liquidation Amount of such Global Capital Securities and (ii) ownership of such interests in such Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN GLOBAL CAPITAL SECURITIES WILL NOT HAVE NEW CAPITAL SECURITIES REGISTERED IN THEIR NAME, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

  Payments in respect of a Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the New Capital Securities, including Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the New Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the New Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interests in Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange Global Capital Securities for legended New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

  The information in this section concerning DTC and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

 Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities

  A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary within 90 days, (ii) the Company in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of

Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

  Payments in respect of Global Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates, or in respect of New Capital Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

RESTRICTIONS ON TRANSFER AND REMOVAL OF CERTAIN RESTRICTIONS

  The New Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities). Any attempted transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. New Capital Securities acquired in accordance with the Exchange Offer will not bear a legend reflecting such restrictions on transfer.

RATING

  The Capital Securities have not been rated by S&P or Moody's. On February 4, 1997, S&P announced that the preferred stock of the Company was downgraded from "AA-" to "A" and that the Company was removed from CreditWatch (where it had been placed following the Company's announcement that it had entered into the Merger Agreement with A&A). The preferred stock of the Company is currently rated "a3" by Moody's.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee will act as registrar and transfer agent for the New Capital Securities. The Property Trustee also acts as registrar and transfer agent for the Old Capital Securities.

  Registration of transfers of the Capital Securities may be effected without charge by or on behalf of the Trust, but the registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

  Holders of the Trust Securities have no preemptive or similar rights.

  The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. In the event the Exchange Offer is consummated, the Company will exchange the New Junior Subordinated Debentures for the Old Junior Subordinated Debentures. The form and terms of the New Junior Subordinated Debentures are identical in all material respects to the form and terms of the Old Junior Subordinated Debentures, except that the New Junior Subordinated Debentures have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Junior Subordinated Debentures and will not provide for any increase in the interest rate thereon. Accordingly, as the context may require, unless expressly stated otherwise, "Junior Subordinated Debentures" means the Old Junior Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Junior Subordinated Debentures. The following is a summary of all material terms and provisions of the Junior Subordinated Debentures and the Indenture; however, the summary does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

  Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Junior Subordinated Debentures. Pursuant to the Exchange Offer, the Company will exchange the Old Junior Subordinated Debentures as soon as practicable after the consummation of the Exchange Offer and the Old Junior Subordinated Debentures will be retired and cancelled.

  The Junior Subordinated Debentures bear interest at the annual rate of 8.205% of the principal amount thereof, payable semi-annually in arrears on January 1 and July 1 of each year (each, an "Interest Payment Date"), commencing July 1, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest ("Additional Interest") on the amount thereof (to the extent permitted by law) at the rate per annum of 8.205% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments, Additional Interest and Additional Tax Sums (as defined below), as applicable.

  The Junior Subordinated Debentures mature on January 1, 2027. The Junior Subordinated Debentures are unsecured and rank junior and subordinate in right of payment to all Senior Indebtedness of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and certain other short-term borrowings. Accordingly, the Junior Subordinated Debentures are subordinated to all Senior Indebtedness of the Company and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The New Junior Subordinated Debentures will be represented by one certificate registered in the name of The Bank of New York as Property Trustee of the Trust. If distributed to holders of Capital Securities in connection with a Tax Event or an Investment Company Event, the New Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC and one or more New Junior Subordinated Debentures in certificated form. Beneficial interests in New Junior Subordinated Debentures in global form will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below, New Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates.

  A global security shall be exchangeable for New Junior Subordinated Debentures registered in the names of persons other than Cede & Co. only if
(i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that New Junior Subordinated Debentures are issued in certificated form, such New Junior Subordinated Debentures will be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

  Payments on New Junior Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the New Junior Subordinated Debentures. In the event New Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the New Junior Subordinated Debentures will be registrable, and New Junior Subordinated Debentures will be exchangeable for New Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the New Junior Subordinated Debentures are registered to a holder other than the Property Trustee or a nominee of DTC, the record dates will be the immediately preceding December 15 and June 15, respectively.

  For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer." If the New Junior Subordinated Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the New Junior Subordinated Debentures mutatis mutandis.

PAYMENT AND PAYING AGENTS

  Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of a call for redemption after a record date and prior to such Interest Payment Date and defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, during which Extension Period the Company has the right to make partial payments of interest on any Interest Payment Date. No Extension Period may extend beyond the Stated Maturity or any earlier prepayment date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.205%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank on a parity with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks on a parity with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights distributed pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisers). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity or any earlier prepayment date. At any time following the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee and Debenture Trustee notice of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date the Distributions on the Capital Securities would have been payable but for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not fewer than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

TAX EVENT OR INVESTMENT COMPANY EVENT PREPAYMENT

  If a Tax Event or an Investment Company Event (each as defined below) shall occur and be continuing, the Company may, at its option, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Investment Company Event, at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by the Quotation Agent (as defined below), the sum of the present value of 100% of the principal amount that would be payable on January 1, 2027, together with the present values of scheduled payments of interest from the prepayment date to January 1, 2027 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to but excluding the date of prepayment.

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will also pay any Additional Tax Sums on the Junior Subordinated Debentures.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest will cease to accrue on such Junior Subordinated Debentures called for prepayment.

  "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) 1.00% if such prepayment date occurs on or before January 1, 1998 or (ii) 0.50% if such prepayment date occurs after January 1, 1998.

  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

  "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after January 1, 2027, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Quotation Agent" means Morgan Stanley & Co. Incorporated.

  "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

  "Comparable Treasury Price" means, with respect to any prepayment date, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Liquidation Amount" means the stated amount of $1,000 per Capital Security.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to

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

the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such prepayment date.

  "Additional Tax Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

  "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after January 13, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days after the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date of such opinion, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

  "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after January 13, 1997.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Company also covenanted that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other Debentures) that rank on a parity with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including other Guarantees) if such guarantee ranks on a parity with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of any capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees consultants or advisers) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time, the Company and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Junior Subordinated Debentures or the holders of Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act.

  The Indenture contains a provision permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the rights of the holders of Junior Subordinated Debentures, provided that no such modification may (i) change the fixed maturity of any Junior Subordinated Debentures, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof, or change the currency of payment of principal of or any interest thereon or on any overdue principal amount, without the consent of the holder of each Junior Subordinated Debenture so affected, (ii) reduce the aforesaid percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Junior Subordinated Debentures then outstanding, (iii) modify certain provisions of the Indenture relating to waiver of compliance with covenants, waiver of defaults or modification of the Indenture, except to increase the percentage of holders required for such waiver or modification, without the consent of the holders of all Junior Subordinated Debentures then outstanding, or (iv) modify the provisions of the Indenture with respect to the subordination of outstanding Junior Subordinated Debentures in a manner adverse to the holders thereof without the consent of the holder of each Junior Subordinated Debentures so affected; provided further that, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Capital Securities unless and until the principal of the underlying Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

  A Debenture Event of Default with respect to the Junior Subordinated Debentures is defined in the Indenture as being: (a) default for 30 days in payment of any installment of interest on the Junior Subordinated Debentures (subject to the deferral of any due date in the case of an Extension Period);
(b) default in payment of any principal or premium, if any, on Junior Subordinated Debentures; (c) failure by the Company in performance in any material respect of any of the covenants or agreements (other than covenants to pay interest, principal and premium, which are subject to the foregoing clauses (a) and (b)) in the Indenture specifically contained therein for the benefit of the Junior Subordinated Debentures which shall not have been remedied for a period of 60 days after written notice to the Company by the Debenture Trustee or to the Company and the Debenture Trustee by the holders of not less than 25% in principal amount of the Junior Subordinated Debentures outstanding; or (d) certain events of bankruptcy, insolvency or reorganization of the Company.

  The Indenture provides that if a Debenture Event of Default under clause
(a), (b) or (c) above shall have occurred and be continuing (but, in the case of clause (c), only if the Debenture Event of Default is with respect to less than all Junior Subordinated Debentures outstanding under the Indenture), either the Debenture Trustee or the holders of not less than 25% in principal amount of the then outstanding Junior Subordinated Debentures (each series of Junior Subordinated Debentures voting as a separate class in the case of clauses (a) and (b) above, and all series voting as one class in the case of clause (c) above) may declare the principal of all the Junior Subordinated Debentures, together with any accrued interest, to be immediately due and payable. Should the Debenture Trustee or holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The Indenture also provides that if a Debenture Event of Default under clause
(c) or (d) above shall have occurred and be continuing (but, in the case of clause (c), only if the Debenture Event of Default is with respect to all Junior Subordinated Debentures outstanding under the Indenture), either the Debenture Trustee or the holders of not less than 25% in principal amount of the then outstanding Junior Subordinated Debentures (all series voting as one class) may declare the principal of all the Junior Subordinated Debentures, together with any accrued interest, to be immediately due and payable. Should the Debenture Trustee or holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. Upon certain conditions, such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of at least a majority in principal amount of the Junior Subordinated Debentures. Should the holders of the Junior Subordinated Debentures fail to annul such declaration, the holders of at least a majority in aggregate liquidation amount of the Capital Securities shall have such right. In addition, past defaults may be waived by the holders of a majority in principal amount of the Junior Subordinated Debentures, except a default in the payment of principal of or interest on the Junior Subordinated Debentures or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Junior Subordinated Debenture so affected. Should the holders of the Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

  The Indenture contains a provision entitling the Debenture Trustee, subject to the duty of the Debenture Trustee during default to act with the required standard of care, to be indemnified by the holders of Junior Subordinated Debentures issued under the Indenture before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture also provides that the holders of a majority in principal amount of the outstanding Junior Subordinated Debentures issued thereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee.

  The Indenture contains a covenant that the Company will file annually with the Debenture Trustee a certificate as to the absence of any default or specifying any default that exists.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Capital Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed, the Trust may become subject to reporting obligations under the Securities Exchange Act of 1934, as amended. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

  The holders of the Capital Securities would not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless (i) the successor entity (if other than the Company) is a U.S. entity that assumes the Company's obligations under such Indenture and on the Junior Subordinated Debentures issued under such Indenture, and, after giving effect to such transaction, the Company or the successor would not be in default under such Indenture; and
(ii) certain other conditions as prescribed in the Indenture are met.

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

  The provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to remaining rights of registration of transfer, conversion, substitution and exchange, the rights and obligations of the Debenture Trustee, the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

  In the Indenture, the Company has covenanted and agreed that the obligations of the Company to make any payment on account of the principal of and interest on the Junior Subordinated Debentures will be subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company to the extent described in the next two paragraphs. Senior Indebtedness of the Company with respect to the Junior Subordinated Debentures will include the existing and future senior notes, senior subordinated notes and subordinated notes of the Company and means (i) any indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) obligations under letters of credit, (iii) any indebtedness or other obligations of the Company with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and (iv) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i),
(ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii), (iii) and (iv) above, whether outstanding on the date of execution of the Indenture or thereafter incurred, other than obligations "ranking on a parity" with the Junior Subordinated Debentures or "ranking junior" to the Junior Subordinated Debentures (as those terms are defined in the Indenture); provided, however, that the Junior Subordinated Debentures will not be subordinate and junior in right of payment to trade creditors. As of September 30, 1996, there was approximately $583 million of Senior Indebtedness of the Company outstanding. The Indenture does not limit the amount of future increase in Senior Indebtedness of the Company. The Company expects from time to time to issue additional indebtedness constituting Senior Indebtedness.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  In the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations of the Company to holders of Senior Indebtedness of the Company shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Junior Subordinated Debentures. In the event of any such proceeding, after

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

payment in full of all sums owing with respect to Senior Indebtedness of the Company, the holders of the Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Company the amount at the time due and owing on account of unpaid principal of and interest on the Junior Subordinated Debentures before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Junior Subordinated Debentures. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

RESTRICTIONS ON TRANSFER

  The New Junior Subordinated Debentures will be issued, and may be transferred only, in minimum denominations of not less than $100,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Junior Subordinated Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

GOVERNING LAW

  The Indenture is and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                           DESCRIPTION OF GUARANTEE

  The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. In the event the Exchange Offer is consummated, the Company will exchange the New Guarantee for the Old Guarantee. The New Guarantee Agreement has been qualified under the Trust Indenture Act. The form and terms of the New Guarantee are identical in all material respects to the form and terms of the Old Guarantee, except that the New Guarantee has been registered under the Securities Act. Accordingly, as the context may require, unless expressly stated otherwise, "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee. The following is a summary of all material terms and provisions of the Old Guarantee Agreement and the New Guarantee Agreement; however, the summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Old Guarantee Agreement and the New Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The Bank of New York will act as Guarantee Trustee and will hold the New Guarantee for the benefit of the holders of all Capital Securities.

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

GENERAL

  Under the New Guarantee the Company will irrevocably agree (and under the Old Guarantee has agreed) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of all Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary termination, dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions on the Capital Securities to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and
(b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's related obligations under all Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. In such event, holders of the Capital Securities would not be able to rely on the Guarantee for such payments.

  The Guarantee ranks subordinate and junior in right of payment to all liabilities of the Company, other than any liabilities which expressly by their terms are made pari passu with or subordinate to the obligations of the Company under the Guarantee (including Other Guarantees). See "--Status of the Guarantee." Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and certain other short-term borrowings. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture or any other indenture that the Company may enter into in the future or otherwise.

  The Company has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement."

STATUS OF THE GUARANTEE

  The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all liabilities of the Company (including obligations under the Junior Subordinated Debentures), other than any liabilities which expressly by their terms are made pari passu with or subordinate to the obligations of the Company under the Guarantee.

  The Guarantee ranks pari passu with all Other Guarantees issued by the Company. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of all Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of the Capital Securities in any material respect (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Guarantee Agreement will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercising of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement.

  Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Guarantee Agreement provides that the Company shall not consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of its properties and assets to any other entity, and no entity shall consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless (i) either the Company shall be the continuing corporation or the successor entity is organized under the laws of the United States or any state or the District of Columbia and such successor entity expressly assumes the Company's obligations on the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee Agreement and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee Agreement, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Guarantee Agreement are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the

Guarantee Agreement and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

  The Old Guarantee is and the New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement, the Company has irrevocably and unconditionally guaranteed to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Trust Securities or other similar interests in the Trust of the amounts due such holders pursuant to the terms of the Trust Securities or such other similar interests, as the case may be.

                         DESCRIPTION OF OLD SECURITIES

  The forms and terms of the Old Securities are identical in all material respects to the forms and terms of the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer is not consummated on or prior to August 11, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to August 11, 1997, then interest will accrue (in addition to the stated interest rate on the Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Junior Subordinated Debentures and Distributions will accumulate (in addition to the stated Distribution rate on the Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the period from the occurrence of such event until such time as the Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of Securities."

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    RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED

           DEBENTURES, THE GUARANTEE AND THE EXPENSE AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are and will continue to be irrevocably guaranteed by the Company as and to the extent set forth under "Description of Securities-- Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, the Guarantee Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company to the extent and in the manner set forth in the Guarantee Agreement.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) under the Expense Agreement, the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSES OF THE TRUST

  The Capital Securities evidence an undivided beneficial interest in the assets of the Trust, and the Trust exists for the exclusive purposes of issuing and selling the Trust Securities, using the proceeds from the sale of the Common Securities and Old Capital Securities to acquire the Old Junior Subordinated Debentures and exchanging the Old Junior Subordinated Debentures for New Junior Subordinated Debentures in the Exchange Offer pursuant to the Indenture, and engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of Capital Securities). A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Expense Agreement to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities to beneficial owners thereof ("Securityholders"). This summary does not address all tax consequences that may be applicable to Securityholders, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Sidley & Austin, counsel to the Company and the Trust. Such opinion has not been confirmed by the Internal Revenue Service, by private ruling or otherwise, and is not binding on the Internal Revenue Service or the courts. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly affecting a beneficial owner of Capital Securities adversely. In particular, legislation has been proposed that could affect adversely the Company's ability to deduct interest on the Junior Subordinated Debentures, which may in turn permit the Company to cause a redemption of the Capital Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

  HOLDERS OF CAPITAL SECURITIES ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF OLD CAPITAL SECURITIES FOR NEW CAPITAL SECURITIES

  Under current United States federal income tax law, the exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer will not be a taxable event to Securityholders. The New Capital Securities will be treated as a continuation of the Old Capital Securities. Accordingly, a Securityholder will have the same adjusted tax basis and holding period in the New Capital Securities that such Securityholder had in the Old Capital Securities exchanged therefor.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

  In connection with the issuance of the Old Capital Securities, Sidley & Austin has rendered its opinion to the effect that, under then-current law and assuming compliance with the Indenture, and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Old Capital Securities, Sidley & Austin has rendered its opinion to the effect that, under then-current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. By its acceptance of a Capital Security, each Securityholder agrees to treat such Capital Security consistently with the foregoing opinions. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of income on the Junior Subordinated Debentures. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  The Company has the option, under the terms of the Junior Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to ten consecutive semi-annual periods. See "Description of Securities--Description of Junior Subordinated Debentures--Option to Defer Interest Payments." Under Treasury Regulations, this option should cause stated interest payments on the Junior Subordinated Debentures to be treated as original issue discount ("OID") and the Company intends to so treat the Junior Subordinated Debentures. Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the discount, regardless of their method of tax accounting. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as OID, and actual distributions of stated interest will not be reported separately as taxable income. The amount of OID that accrues in any semi-annual period will approximately equal the amount of the interest that accrues on the Junior Subordinated Debentures in that period at the stated interest rate. In the event that the interest payment period is extended, Securityholders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. Under recently issued Treasury Regulations, it is possible that the Junior Subordinated Debentures could be considered to have terms and conditions that make the likelihood of the Company's deferring the payment of interest a "remote contingency" for purposes of the OID rules. In that event, (a) the Junior Subordinated Debentures would not be subject to the OID rules at the time of their original issuance, (b) a Securityholder would include its share of interest on the Junior Subordinated Debentures in income in accordance with such holder's regular method of tax accounting and (c) if the Company were to defer the payment of interest, the Junior Subordinated Debentures would generally become subject to the OID rules described above.

MARKET DISCOUNT AND PREMIUM

  Securityholders that did not acquire their interest in the Capital Securities pursuant to an acquisition of Old Capital Securities on their original issue at their original offering price or pursuant to an exchange of such Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may be considered to have acquired their undivided interest in the Junior Subordinated Debentures with market discount, amortizable bond premium or acquisition premium as such terms are defined for United States federal income tax purposes. Such Securityholders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL
SECURITIES

  A distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" is conditioned on receipt by the Company of an opinion of counsel to the effect that such distribution will not be a taxable event to Securityholders for United States federal income tax purposes. Under current United States federal income tax law, such a distribution would not be a taxable event to Securityholders and such a distribution would result in a Securityholder's receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. A Securityholder would recognize interest income in respect of Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

SALES OR REDEMPTIONS OF CAPITAL SECURITIES

  Gain or loss will be recognized by a Securityholder on a sale of Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose, will exclude amounts attributable to accrued interest or OID not previously included in income) and the Securityholder's adjusted tax basis in the Capital Securities sold (or so redeemed). Gain or loss recognized by a Securityholder on Capital Securities held for more than one year will generally be taxable as long-term capital gain or loss. Amounts attributable to accrued interest with respect to a Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income will be taxable as ordinary income.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The Trust will report the interest and original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Capital Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial owners will report the required tax information to beneficial owners on Form 1099.

  Payments made on, and proceeds from the sale of, Capital Securities may be subject to a "backup" withholding tax of 31% unless the Securityholder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the Securityholder's federal income tax, provided the required information is timely filed with the Internal Revenue Service.

UNITED STATES ALIEN SECURITYHOLDERS

  For purposes of this discussion, a United States Alien Securityholder is any Securityholder that is a corporation, individual, partnership, estate or trust that, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

  Under current United States federal income tax law:

    (i) payments by the Trust or any of its paying agents to any United States Alien Securityholder generally will not be subject to withholding or other United States federal income tax, provided that, in the case of payments with respect to interest (including OID), (a) the United States Alien Securityholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the United States Alien Securityholder is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the United States Alien Securityholder certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or
  (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Securities in such capacity certifies to the Trust or its agent under penalties of perjury that such statement has been received from the United States Alien Securityholder by it or by a Financial Institution between it and the United States Alien Securityholder and furnishes the Trust or its agent with a copy thereof; and

    (ii) a United States Alien Securityholder generally will not be subject to withholding or other United States federal income tax on any gain realized upon the sale or other disposition of Capital Securities.

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, President Clinton's budget proposal for fiscal year 1998 was released. Included in the budget proposal is a provision which, if enacted, would generally treat instruments such as the Junior Subordinated Debentures as equity for United States federal income tax purposes if the instruments (i) have a maximum term of more than 15 years and (ii) are not shown as indebtedness on the separate balance sheet of the issuer. The provision is proposed to be effective generally for instruments issued on or after the date of first committee action by Congress. As of the date hereof, no such action has been taken. If the provision applied to the Junior Subordinated Debentures, among other things, the Company would be unable to deduct interest on the Junior Subordinated Debentures for United States federal income tax purposes. A similar provision was included in President Clinton's budget proposal for fiscal year 1997, but the 104th Congress adjourned without taking action on such provision. There can be no assurance that the current budget provision or future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities. See "Description of Securities--Description of Capital Securities--Redemption" and "Description of Securities--Description of Junior Subordinated Debentures--Tax Event or Investment Company Event Prepayment." Such a tax law change would not alter the United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities to Securityholders.

                             ERISA CONSIDERATIONS
GENERAL

  A fiduciary of an employee benefit plan subject to Title I of ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Capital Securities. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (hereinafter an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause the ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

  The acquisition of any Capital Security by any person who is using for such acquisition the assets of an ERISA Plan shall constitute a representation by such person to the Company that (i) if the Company is a "party in interest" or a "disqualified person" with respect to such ERISA Plan, then such security is being acquired pursuant to an exemption from the Prohibited Transaction rules under ERISA and the Code, and (ii) the Company is not a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Junior Subordinated Debentures.

  Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Capital Securities. Any fiduciary of such a governmental or church plan considering an investment in the Capital Securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

  THE DISCUSSION HEREIN OF ERISA IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF AN ERISA PLAN, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT.

PROHIBITED TRANSACTIONS

  The Company may be a party in interest or a disqualified person with respect to an ERISA Plan investing in the Capital Securities, and, therefore, such investments by an ERISA Plan may give rise to a Prohibited Transaction. Consequently, before investing in the Capital Securities, any person who is, or who in acquiring such securities is using the assets of, an ERISA Plan should determine that either a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's investment in the Capital Securities, or that its investment in such securities will not result in a Prohibited Transaction.

  Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is investing in the Capital Securities. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 96-23, regarding transactions effected by in-house asset managers; or PTCE 95-60, regarding investments by insurance company general accounts.

TRUST ASSETS AS "PLAN ASSETS"

  The Department of Labor has issued final regulations (the "Labor Regulations") as to what constitutes assets of an employee benefit plan ("plan asset") under ERISA. The Labor Regulations provide that, as a general rule, when an ERISA Plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors" is not "significant." For purposes of the Labor Regulations, the Trust will not be an investment company nor an operating company and the Old Capital Securities will not constitute a "publicly offered security." As discussed below, at the time of the Exchange Offer, the New Capital Securities may qualify as "publicly offered securities" for purposes of the Labor Regulations, but such result cannot be assured.

  Under the Labor Regulations, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the Capital Securities held by benefit plan investors will be less than 25% of the value of the Capital Securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Labor Regulations, such result cannot be assured. Consequently, if ERISA Plans or investors using plan assets of ERISA plans purchase the Capital Securities, the Trust's assets could be deemed to be "plan assets" of such ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. For example, the Property Trustee could therefore become a fiduciary of the ERISA Plans that invest in the Capital Securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the Property Trustee will have only limited discretionary authority with respect to the Trust's assets and the remaining functions and responsibilities performed by the Property Trustee will be for the most part custodial and ministerial in nature. Inasmuch as the Property Trustee or another person with authority or control respecting the management or disposition of the Trust assets may become a fiduciary with respect to the ERISA Plans that will purchase the Capital Securities, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets.

  The New Capital Securities may qualify as "publicly offered securities" under the Labor Regulations if, in addition to such distribution and registration, at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Labor Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Labor Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If, at the time of the Exchange Offer, the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" as of such time. If, at the time of the Exchange Offer, the New Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the immediately preceding paragraph in connection with the Capital Securities could also be applicable in connection with the investment by ERISA Plans or investors' using plan assets of ERISA Plans in the New Capital Securities.

                             PLAN OF DISTRIBUTION

  The Company and the Trust will require each broker-dealer who tenders, pursuant to the Exchange Offer, Old Capital Securities that were acquired for its own account as the result of market-making activities or other trading activities to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Capital Securities received in exchange for such Old Capital Securities pursuant to the Exchange Offer. The Company and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirement in connection with resales of New Capital Securities received in exchange for Old Capital Securities that were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities with this Prospectus, as it may be amended or supplemented from time to time, during the 90-day period referred to below. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer--Resales of New Capital Securities." The Company will not receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the

Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the New Capital Securities and the creation of the Trust have been passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trust. The validity of the New Guarantee and the New Junior Subordinated Debentures have been passed upon for the Company by Sidley & Austin, Chicago, Illinois. Certain matters relating to United States federal income tax considerations have been passed upon for the Company by Sidley & Austin, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements and schedules of the Company, included in and incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included and incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The financial statements and schedules of Alexander & Alexander as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in the Company's Current Report (Form 8-K) dated January 15, 1997 and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference in this Prospectus. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UN-DER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAK-ING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               -----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   6
Incorporation of Certain Documents by Reference...........................   6
Summary...................................................................   8
Risk Factors..............................................................  18
Use of Proceeds from the Sale of Old Capital Securities...................  23
Aon Capital A.............................................................  24
Aon Corporation...........................................................  25
Acquisition of Alexander & Alexander......................................  25
Pro Forma Consolidated Financial Information..............................  26
Ratios of Earnings to Fixed Charges.......................................  33
Accounting Treatment for the Trust........................................  34
The Exchange Offer........................................................  34
 Description of Securities................................................  43
 Description of Capital Securities........................................  43
 Description of Junior Subordinated Debentures............................  54
 Description of Guarantee.................................................  63
Description of Old Securities.............................................  66
Relationship Among the Capital Securities, the Junior Subordinated
 Debentures, the Guarantee and the Expense Agreement......................  67
Certain Federal Income Tax Consequences...................................  68
ERISA Considerations......................................................  71
Plan of Distribution......................................................  73
Validity of Securities....................................................  74
Experts...................................................................  74

  UNTIL JULY 2, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SE-CURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UN-SOLD ALLOTMENT OR SUBSCRIPTIONS.

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                                 AON CAPITAL A

                             OFFER TO EXCHANGE ITS
                        8.205% CAPITAL SECURITIES WHICH
                        HAVE BEEN REGISTERED UNDER THE
                        SECURITIES ACT OF 1933 FOR ANY
                       AND ALL OF ITS OUTSTANDING 8.205%
                              CAPITAL SECURITIES

                          (LIQUIDATION AMOUNT $1,000
                             PER CAPITAL SECURITY)
                           FULLY AND UNCONDITIONALLY
                       GUARANTEED, AS DESCRIBED HEREIN,
                              BY AON CORPORATION

                               -----------------

                                  PROSPECTUS

                               -----------------

                              MARCH 28, 1997

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